Liberty
Renewable Fuels, LLC

Driving America's Energy Independence

November 5, 2007

Tom Pumford
21900 W. M-57
Bannister, Michigan 48807

Dear Tom:

We greatly appreciate your service to Liberty Renewable Fuels, LLC as it has been very valuable. However, Liberty is providing a 30 day written notice that your current contract with Liberty will expire December 7, 2007.

We look forward to discussing with you further the possibilities of additional services that Liberty might need and that you might be able to provide.

Sincerely,

David Skjaerlund

David Skjaerlund, PhD
President & CEO
Liberty Renewable Fuels, LLC

P.O. Box 335 • Owosso, MI 48867 • www.libertyrf.com • Phone (989) 743-1042 • Fax (989) 743-1032